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                                                                    Exhibit 4.12

                              CERTIFICATE OF TRUST

                                       OF

                              MRH CAPITAL TRUST II

     This Certificate of Trust of MRH Capital Trust II (the "Trust"), dated as of January 27, 2004 is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.).

     1. Name. The name of the statutory trust formed hereby is MRH Capital Trust II.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, DE 19711.

     3. Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     4. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                   The Bank of New York,
                                     as Property Trustee

                                   By:       /s/ SIROJNI DINDIAL
                                       -----------------------------------------
                                         Name:      SIROJNI DINDIAL
                                         Title:     Assistant Vice President

                                   The Bank of New York (Delaware),
                                     as Delaware Trustee

                                   By:       /s/ William T. Lewis
                                       -----------------------------------------
                                         Name:     William T. Lewis
                                         Title:    Sr. Vice President

                                   Administrative Trustee

                                            /s/ Thomas G. S. Busher
                                   ---------------------------------------------
                                   Thomas G. S. Busher, not in his individual
                                   capacity but solely as trustee of the Trust


                                   Administrative Trustee

                                           /s/ Neil McConachie
                                   ---------------------------------------------
                                   Neil McConachie, not in his individual
                                   capacity but solely as trustee of the Trust



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